UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant To Section 12(b) Of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2022, on December 14, 2022 (the “Effective Date”), Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Agreement”), by and among the Company, Bradley L. Radoff, an individual (“Radoff”), Andrew T. Berger, an individual (“Berger”), AB Value Partners, LP (“AB Value Partners”), AB Value Management LLC (“AB Value Management” and, together with AB Value Partners, “AB Value” and, together with Radoff, “ABV-Radoff”), and Mary Bradley, an individual (each, a “Party” and together, the “Parties”), pertaining to, among other things, the dismissal of all pending lawsuits between the Parties.

Pursuant to the Agreement, the Company and ABV-Radoff agreed to a “Standstill Period” commencing on the Effective Date and ending on the date that is forty-five (45) days prior to the beginning of the Company’s advance notice period for the nomination of directors at the Company’s 2025 annual meeting of stockholders. During the Standstill Period, ABV-Radoff agreed, subject to certain exceptions, other than in Rule 144 open market broker sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, not to sell, offer, or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by ABV-Radoff to any person or entity other than the Company or an affiliate of ABV-Radoff (a “Third Party”) that, to the ABV-Radoff’s knowledge would result in such Third Party, together with its Affiliates and Associates (as such terms are defined in the Agreement), owning, controlling, or otherwise having beneficial ownership or other ownership interest in the aggregate of more than 4.9% of the shares of common stock of the Company, par value $0.001 per share (“Common Stock”), outstanding at such time, or would increase the beneficial ownership or other ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial ownership or other ownership interest in the aggregate of more than 4.9% of the shares Common Stock outstanding at such time (such restrictions collectively, the “Lock-Up Restriction”).

On August 3, 2023, the board of directors (the “Board”) of the Company authorized and approved the Company to issue a limited waiver (the “Limited Waiver”) of the Lock-Up Restriction with regard to a sale by ABV-Radoff of up to 200,000 shares of Common Stock to Global Value Investment Corp. (“GVIC”) to be consummated by August 7, 2023. Jeffrey Geygan, the Company’s Chairman of the Board, is the chief executive officer and a principal of GVIC. Other than as waived by the Limited Waiver, the Agreement remains in full force and effect and the rights and obligations under the Agreement of each of the Parties remain unchanged.

The foregoing description of the Limited Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Waiver and Consent, dated August 3, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: August 7, 2023	By:	/s/ A. Allen Arroyo
A. Allen Arroyo, Chief Financial Officer